CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 22, 1994, included in Horizon Healthcare Corporation's Form 10-K for the year ended May 31, 1994, into Health and Retirement Properties Trust previously filed Registration Statement File No. 33-52875.

                              ARTHUR ANDERSEN LLP

     Albuquerque, New Mexico
     March 30, 1995